UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

TXO Partners, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-04321	32-0368858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 West 7th Street
Fort Worth, Texas		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 817 334-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	TXO	New York Stock Exchange
Common Units	TXO	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Cross Timbers Transactions

As previously announced on March 10, 2026, Cross Timbers Energy, LLC (“Cross Timbers”), a joint venture in which TXO Partners, L.P. (the “Partnership”) holds a 50% interest, executed purchase and sale agreements with multiple private buyers to sell oil and gas properties totaling approximately $200 million in aggregate consideration (collectively, the “Cross Timbers Transactions”), including a purchase and sale agreement (the “Purchase Agreement”) with CTOC Energy, LLC (“CTOC”) for approximately $123.5 million in aggregate consideration (the "CTOC Transaction"). The Cross Timbers Transactions represent substantially all of the assets owned by Cross Timbers. CTOC is owned by certain family members of Mr. Bob R. Simpson, a member of the Board of Directors of the Partnership (the "Board") and Chairman of the Board. The Purchase Agreement was unanimously approved by the Board and the Conflicts Committee of the Board, comprised solely of independent directors.

As of May 28, 2026, the Cross Timbers Transactions were closed and resulted in net proceeds to the Partnership of approximately $100 million, subject to customary purchase price adjustments. The Partnership intends to use the net proceeds to pay down existing debt on our Credit Facility.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Partnership as of March 31, 2026, and the unaudited pro forma condensed combined statements of operations of the Partnership for the three months ended March 31, 2026 and for the year ended December 31, 2025, including the related notes thereto, giving effect to the Cross Timbers Transactions are filed herewith as Exhibit 99.1. The unaudited pro forma financial information gives effect to the Cross Timbers Transactions on the basis, and subject to the assumptions, set forth in accordance with Article 11 of Regulation S-X.

(d) Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement with CTOC, dated as of March 10, 2026 (incorporated by reference to the Current Report on Form 8-K filed on March 10, 2026)

99.1	Unaudited Pro Forma Condensed Financial Information of TXO Partners, L.P. as of and for the three months ended March 31, 2026 and for the year ended December 31, 2025

104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXO Partners, L.P.

		By:	TXO Partners GP, LLC its general partner

Date:	May 28, 2026	By:	/s/ Brent W. Clum
		Name:	Brent W. Clum
		Title	Co-Chief Executive Officer and Chief Financial Officer